Exhibit 99.1

Avago Technologies Limited Announces Third Quarter

Fiscal Year 2011 Financial Results

•	Net revenue up 8 percent sequentially to a record $603 million, up 10 percent from Q3 last year

•	GAAP gross margin of 49.3 percent; Non-GAAP gross margin of 51.7 percent

•	GAAP earnings per diluted share of $0.57; Non-GAAP earnings per diluted share of $0.68

SAN JOSE, Calif., and SINGAPORE – August 23, 2011 – Avago Technologies Limited (Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial and consumer applications, today reported financial results for the third quarter of its fiscal year 2011, ended July 31, 2011, and provided guidance for the fourth quarter of its fiscal year 2011.

Third Quarter Fiscal Year 2011 GAAP Results

Net revenue was $603 million, an increase of 8 percent compared with the previous quarter, and up 10 percent from the same quarter last year.

Gross margin was $297 million, or 49.3 percent of net revenue. This compares with gross margin of $275 million, or 49.1 percent of net revenue last quarter, and gross margin of $263 million, or 47.8 percent of net revenue in the same quarter last year.

Operating expenses were $152 million. This compares with $137 million in the prior quarter and $128 million in the same quarter the previous year. The increase this quarter was primarily due to increased investment in research and development.

Income from operations was $145 million. This compares with $138 million in the prior quarter and $135 million in the same quarter last year.

Third quarter net income was $144 million, or $0.57 per diluted share. This compares with net income of $135 million, or $0.54 per diluted share last quarter, and net income of $123 million, or $0.50 per diluted share in the same quarter last year.

The Company’s cash and cash equivalents balance at the end of the third quarter was $704 million, compared to $596 million at the end of the prior quarter. The increase over the previous quarter is primarily due to cash provided by operating activities of $211 million.

During the quarter the Company repurchased and cancelled approximately 1.9 million ordinary shares for an aggregate $68 million and spent $24 million on capital expenditures. In addition, on June 30, 2011 the Company paid a quarterly cash dividend of 9 cents ($0.09) per ordinary share, totaling approximately $22 million.

Third Quarter Fiscal Year 2011 Non-GAAP Results

Gross margin was $312 million, or 51.7 percent of net revenue. This compares with gross margin of $290 million, or 51.8 percent of net revenue last quarter, and gross margin of $280 million, or 50.9 percent of net revenue in the same quarter last year.

Avago Technologies Limited Announces Third Quarter Fiscal Year 2011 Financial Results

Income from operations was a record $177 million. This compares with $167 million in the prior quarter and $164 million in the same quarter the previous year.

Net income was $176 million, or $0.68 per diluted share. This compares with net income of $165 million, or $0.64 per diluted share last quarter, and net income of $152 million, or $0.61 per diluted share in the same quarter last year.

Third Quarter Fiscal Year 2011 Non-GAAP Results				Change
(Dollars in millions, except EPS)	Q3 11	Q2 11	Q3 10	Q/Q		Y/Y
Net Revenue	$603	$560	$550		+8%		+10%
Gross Margin	51.7%	51.8%	50.9%		-10bps		+80bps
Operating Expenses	$135	$123	$116	+$	12	+$	19
Net Income	$176	$165	$152	+$	11	+$	24
Earnings Per Share – Diluted	$0.68	$0.64	$0.61	+$	0.04	+$	0.07

“During the third quarter of fiscal 2011, our four target markets performed as we expected and we outperformed these markets as our revenue growth for the quarter came in at the high end of guidance,” said Hock Tan, President and CEO of Avago Technologies Limited. “While uncertainties prevail in the global economy today, we continue to believe revenue will grow for the balance of the fiscal year due to share gains with certain wireless and wired OEMs.”

Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenues by Target Market	Q3 11	Q2 11	Q3 10	Q/Q	Y/Y
Wireless Communications	37	36	38	10%	8%
Wired Infrastructure	28	29	22	6%	37%
Industrial & Automotive	30	30	31	7%	5%
Consumer & Computing Peripherals	5	5	9	10%	-34%

Key Statistics	Q3 11	Q2 11	Q3 10
(Dollars in millions)
Cash From Operations	$211	$253	$137
Depreciation	$20	$19	$20
Amortization	$19	$19	$20
Capital Expenditures	$24	$19	$22
Days Sales Outstanding	43	47	46
Inventory Days On Hand	63	65	62

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Avago Technologies Limited Announces Third Quarter Fiscal Year 2011 Financial Results

Fourth Quarter Fiscal Year 2011 Business Outlook

Based on current business trends, the outlook for the fourth fiscal quarter of 2011, ending October 30, 2011, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Sequential Change in Net Revenue	Up 2% to 5%		Up 2% to 5%
Gross Margin	49.0% plus/minus 75bps	$15M	51.5% plus/minus 75bps
Operating Expenses	$151M	$19M	$132M
Interest and Other	$0M		$0M
Taxes	$4M		$4M
Diluted Share Count	253M	3M	256M

Reconciling items include $14 million of amortization of acquisition-related intangibles and $1 million of share-based compensation expense at the Gross Margin line and $6 million of amortization of acquisition-related intangibles, $10 million of share-based compensation and $3 million of restructuring charges at the Operating Expenses line.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The guidance excludes any impact from share repurchases or from mergers and acquisitions that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Avago will be presenting at the Citigroup Investor Conference in New York on September 8, 2011 and at the Deutsche Bank Technology Conference in Las Vegas on September 13, 2011. Both of these presentations will be webcast and available for replay on the “Investors” section of Avago’s website at www.avagotech.com.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the third quarter of fiscal year 2011, and to provide guidance for the fourth quarter of fiscal year 2011, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial 800-510-9691; International 617-614-3453. The passcode is 79271201. A replay of the call will be available through August 30, 2011. To access the replay dial 888-286-8010; International 617-801-6888 and reference the passcode: 66835073. A webcast of the conference call will also be available in the “Investors” section of Avago’s website.

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net income or loss, income from operations, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangibles, share-based compensation expense, restructuring charges and debt extinguishment losses. Management does not believe that the excluded items are reflective of the Company’s underlying performance. The exclusion of these and other similar items from Avago’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides

3

Avago Technologies Limited Announces Third Quarter Fiscal Year 2011 Financial Results

additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes over 6,500 products in four primary target markets: wireless communications, wired infrastructure, industrial and automotive electronics and consumer and computing peripherals.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements which address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include global economic conditions; cyclicality in the semiconductor industry or in our target markets; quarterly and annual fluctuations in operating results; our competitive performance and ability to continue achieving design wins with our customers; our increased dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our dependence on contract manufacturing and outsourced supply chain; loss of our significant customers; our ability to generate cash sufficient to fund our research and development, capital expenditures and other business needs; our ability to maintain gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; any expenses associated with resolving customer product and warranty and indemnification claims; costs associated with and our ability to achieve the growth prospects and synergies expected from our acquisitions; delays and challenges associated with integrating acquired companies with our existing businesses; our ability to improve our cost structure through our manufacturing outsourcing program; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Quarterly Report on Form 10-Q filed on June 9, 2011 and other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

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Avago Technologies Limited Announces Third Quarter Fiscal Year 2011 Financial Results

Contacts:

Avago Technologies Ltd.

Jacob Sayer, 408-435-7400

VP Business Development and Investor Relations

investor.relations@avagotech.com

5

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS – UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Quarter ended			Three quarters ended
	July 31, 2011	May 1, 2011	August 1, 2010	July 31, 2011	August 1, 2010
Net revenue	$603	$560	$550	$1,713	$1,521
Cost of products sold:
Cost of products sold	292	271	271	828	786
Amortization of intangible assets	14	14	15	42	44
Restructuring charges	—	—	1	—	1

Total cost of products sold	306	285	287	870	831

Gross margin	297	275	263	843	690
Research and development	85	76	71	234	205
Selling, general and administrative	60	55	51	165	145
Amortization of intangible assets	5	5	5	16	16
Restructuring charges	2	1	1	3	3

Total operating expenses	152	137	128	418	369

Income from operations	145	138	135	425	321
Interest expense	—	(1)	(8)	(4)	(27)
Loss on extinguishment of debt	—	(1)	—	(20)	(24)
Other income (expense), net	—	1	—	1	(2)

Income before income taxes	145	137	127	402	268
Provision for income taxes	1	2	4	4	17

Net income	$144	$135	$123	$398	$251

Net income per share:
Basic	$0.59	$0.55	$0.51	$1.62	$1.05
Diluted	$0.57	$0.54	$0.50	$1.57	$1.02
Shares used in per share calculations:
Basic	246	245	239	246	238
Diluted	253	252	247	253	246
Share-based compensation included in:
Cost of products sold	$1	$1	$1	$3	$2
Research and development	4	3	2	10	5
Selling, general and administrative	6	5	4	14	11

	$11	$9	$7	$27	$18

AVAGO TECHNOLOGIES LIMITED

NON-GAAP FINANCIAL SUMMARY – UNAUDITED(1)

(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Quarter ended			Three quarters ended
	July 31, 2011	May 1, 2011	August 1, 2010	July 31, 2011	August 1, 2010
Net revenue	$603	$560	$550	$1,713	$1,521
Gross margin	$312	$290	$280	$888	$737
% of net revenue	52%	52%	51%	52%	48%
Research and development	$81	$73	$69	$224	$200
Selling, general and administrative	$54	$50	$47	$151	$134
Total operating expenses	$135	$123	$116	$375	$334
% of net revenue	22%	22%	21%	22%	22%
Income from operations	$177	$167	$164	$513	$403
Interest expense	$—	$(1)	$(8)	$(4)	$(27)
Net income	$176	$165	$152	$506	$357
Net income per share – diluted	$0.68	$0.64	$0.61	$1.97	$1.43
Shares used in per share calculation – diluted	257	258	251	257	249

(1)	A reconciliation of the non-GAAP measures presented above to the most directly comparable GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary excludes amortization of intangible assets, share-based compensation, restructuring charges, and loss on extinguishment of debt.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP – UNAUDITED

(IN MILLIONS)

	Quarter ended			Three quarters ended
	July 31, 2011	May 1, 2011	August 1, 2010	July 31, 2011	August 1, 2010
Net income on GAAP basis	$144	$135	$123	$398	$251
Amortization of intangible assets	19	19	20	58	60
Share-based compensation expense	11	9	7	27	18
Restructuring charges	2	1	2	3	4
Loss on extinguishment of debt	—	1	—	20	24

Net income on Non-GAAP basis	$176	$165	$152	$506	$357

Gross margin on GAAP basis	$297	$275	$263	$843	$690
Amortization of intangible assets	14	14	15	42	44
Share-based compensation expense	1	1	1	3	2
Restructuring charges	—	—	1	—	1

Gross margin on Non-GAAP basis	$312	$290	$280	$888	$737

Research and development on GAAP basis	$85	$76	$71	$234	$205
Share-based compensation expense	4	3	2	10	5

Research and development on Non-GAAP basis	$81	$73	$69	$224	$200

Selling, general and administrative on GAAP basis	$60	$55	$51	$165	$145
Share-based compensation expense	6	5	4	14	11

Selling, general and administrative on Non-GAAP basis	$54	$50	$47	$151	$134

Total operating expenses on GAAP basis	$152	$137	$128	$418	$369
Amortization of intangible assets	5	5	5	16	16
Share-based compensation expense	10	8	6	24	16
Restructuring charges	2	1	1	3	3

Total operating expenses on Non-GAAP basis	$135	$123	$116	$375	$334

Income from operations on GAAP basis	$145	$138	$135	$425	$321
Amortization of intangible assets	19	19	20	58	60
Share-based compensation expense	11	9	7	27	18
Restructuring charges	2	1	2	3	4

Income from operations on Non-GAAP basis	$177	$167	$164	$513	$403

Shares used in per share calculation – diluted on GAAP basis	253	252	247	253	246
Non-GAAP adjustment	4	6	4	4	3

Shares used in per share calculation – diluted on Non-GAAP basis(1)	257	258	251	257	249

(1)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS – UNAUDITED

(IN MILLIONS)

	July 31, 2011	October 31, 2010 (1)
ASSETS
Current assets:
Cash and cash equivalents	$704	$561
Trade accounts receivable, net	285	285
Inventory	200	189
Other current assets	40	52

Total current assets	1,229	1,087
Property, plant and equipment, net	296	281
Goodwill	177	172
Intangible assets, net	519	573
Other long-term assets	52	44

Total assets	$2,273	$2,157

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$196	$198
Employee compensation and benefits	88	82
Accrued interest	—	12
Capital lease obligations – current	2	2
Other current liabilities	25	41
Current portion of long-term debt	—	230

Total current liabilities	311	565
Long-term liabilities:
Capital lease obligations – non-current	4	4
Other long-term liabilities	88	83

Total liabilities	403	652
Shareholders’ equity:
Ordinary shares, no par value	1,472	1,450
Retained earnings	398	59
Accumulated other comprehensive loss	—	(4)

Total shareholders’ equity	1,870	1,505

Total liabilities and shareholders’ equity	$2,273	$2,157

(1)	Amounts for the year ended October 31, 2010 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED

(IN MILLIONS)

	Quarter ended			Three quarters ended
	July 31, 2011	May 1, 2011(1)	August 1, 2010	July 31, 2011	August 1, 2010
Cash flows from operating activities:
Net income	$144	$135	$123	$398	$251
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39	38	40	118	119
Amortization of debt issuance costs	1	—	—	1	1
Loss on extinguishment of debt	—	1	—	6	8
Loss on disposal of property, plant and equipment	—	1	—	1	1
Share-based compensation	11	9	7	27	18
Tax benefits of share-based compensation	—	—	—	8	—
Excess tax benefits from share-based compensation	—	—	—	(2)	(1)
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable	4	2	(27)	1	(90)
Inventory	(6)	9	(6)	(11)	(22)
Accounts payable	(13)	45	(3)	2	4
Employee compensation and benefits	26	11	10	6	14
Other current assets and current liabilities	5	1	(8)	(25)	(22)
Other long-term assets and long-term liabilities	—	1	1	1	12

Net cash provided by operating activities	211	253	137	531	293

Cash flows from investing activities:
Purchase of property, plant and equipment	(24)	(19)	(22)	(75)	(49)
Acquisitions and investments, net of cash acquired	—	—	(8)	(9)	(9)
Proceeds from disposal of property, plant, and equipment	—	—	1	—	2

Net cash used in investing activities	(24)	(19)	(29)	(84)	(56)

Cash flows from financing activities:
Debt repayments	—	—	—	(230)	(364)
Debt financing costs	—	(2)	—	(2)	—
Payments on capital lease obligation	—	(1)	—	(2)	(1)
Issuance of ordinary shares	11	22	3	55	22
Repurchases of ordinary shares	(68)	—	—	(68)	—
Excess tax benefits from share-based compensation	—	—	—	2	1
Dividend payments to shareholders	(22)	(20)	—	(59)	—

Net cash provided by (used in) financing activities	(79)	(1)	3	(304)	(342)

Net increase (decrease) in cash and cash equivalents	108	233	111	143	(105)
Cash and cash equivalents at the beginning of period	596	363	256	561	472

Cash and cash equivalents at end of period	$704	$596	$367	$704	$367

(1)	The statement of cash flows data for the quarter ended May 1, 2011 reflects a reclassification of $2 million of expenses related to our new credit agreement entered into in March 2011 from cash flows provided by operating activities to cash flows used in financing activities. As a result, net cash provided by operating activities and net cash used in financing activities for this period each increased by a corresponding amount.